EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated March 27, 2014, with respect to the financial statements of Advisors Disciplined Trust 946, comprising Advisors Corporate Trust--Navellier/Dial High Income Opportunities Portfolio, Series 64 contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-183398) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
March 27, 2014